Exhibit 99.1
From:	Hifn, Inc.
	750 University Avenue	(HIFN LOGO)
Los Gatos, CA 95032

Contact:	William R. Walker, Vice President and Chief Financial Officer
408-399-3537
wwalker@hifn.com

Hifn Announces Plan to Accelerate Return to Operating Profitability

Strategic Focus, Workforce Reductions Expected to Result in $6M to $7M in Annualized Savings

        LOS GATOS, Calif., June 28, 2006 – Hifn™ (NASDAQ: HIFN) announced a series of actions today that are intended to accelerate Hifn’s return to profitability as it continues to provide solutions that protect information at risk for its networking and storage customers.

        “While our outlook for the next several quarters is positive, Hifn is streamlining the company’s development efforts to concentrate on its core expertise of providing security, compression, content search and flow classification technology solutions for network and storage developers,” said Chris Kenber, Hifn’s chairman and chief executive officer.

        “More specifically, the plan focuses Hifn’s strategy on the protection of information at risk in the company’s two key networking and storage markets and takes advantage of Hifn’s expanding development capacity in China. Hifn has reduced its North American resources by approximately 45 employees, which represents about 22% of its overall workforce. The company will close its facility in Carlsbad, California. This restructuring is expected to generate an annual cost savings of $6 — $7 million with most of the savings reflected in lower research and development costs,” said Kenber. “We expect that the implementation of the plan should result in our achieving profitability and a return to positive cash flow for FY07. We do not believe that any of these reductions will affect current customer engagements or revenue.”

        Hifn will continue to employ more than 100 developers in its remaining facilities in the United States and China. A restructuring charge of approximately $500,000 is expected to be recorded in the quarter ending June 30, 2006 and an additional charge of $600,000 is expected to be recorded in the quarter ending Sept. 30, 2006 when the Carlsbad facility is closed.

        Hifn will hold its regularly scheduled third quarter earnings conference call on July 24, 2006 at 1:30 pm Pacific time. The call in number will be posted on the Hifn website http://www.hifn.com in early July.

Hifn Announces Plan to Accelerate Return to Operating Profitability	Page 2

About Hifn

        Hifn combines security, compression, content search, and flow classification technology into solutions for networking, security and storage suppliers. Hifn’s solutions are deployed in virtually all market-leading networking and security products. Founded in 1996, Hifn is headquartered in Los Gatos, California. For more information on Hifn solutions, please visit: http://www.hifn.com. More information on the company is available from the company’s SEC filings. Hifn is traded on the NASDAQ National Market under the symbol HIFN.

The foregoing paragraphs contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hifn may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to: the expected impact, and timing of, the restructuring plan on Hifn’s business and financial results; the expectation that the plan will accelerate Hifn’s return to operating profitability, and that Hifn will achieve profitability and positive cash flow in the 2007 fiscal year; the expected annual cost savings resulting from the restructuring plan; the amount and timing of the restructuring charges; the belief that the plan will not affect customers or revenue; the positive outlook over the next several quarters; and Hifn’s strategic focus. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including: the ability of Hifn to successfully complete its restructuring without disruption of its business; any delays in the timing of the restructuring and related charges; the possibility that Hifn incorrectly estimated the restructuring charges and annual savings; and the ability of Hifn to realize the anticipated benefits from the restructuring and the timing of those benefits; and the ability of Hifn to successfully execute its business strategy. Other factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers; customer demand and customer ordering patterns; orders from Hifn’s customers may be below the company’s current expectations; and the economic slowdown impacting the technology sector may continue longer than expected. These and other risks are detailed from time to time in Hifn’s filings with the Securities and Exchange Commission. Hifn expressly disclaims any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.